SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: October 11, 2001

333-26943
(Commission File Number)

AMM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2088661

(State or Other Jurisdiction	(I.R.S. Employer Identification No.)

of Incorporation)

2200 S.W. 71st Terrace

Davie, FL	33317

(Address of Principal Executive Offices)	(Zip Code)

(954)-474-4495
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
PRESS RELEASE

FORM 8-K
OF
MOLL INDUSTRIES, INC.
AND
ANCHOR HOLDINGS, INC.

     AMM Holdings, Inc. (“AMM Holdings”), a wholly-owned subsidiary of AMM Holdings LLC, is a holding company that does not have any material operations or assets other than ownership of all the capital stock of Anchor Holdings, Inc. (“Holdings”), which does not have any material operations or assets other than ownership of all the capital stock of Moll Industries, Inc. (f/k/a Anchor Advanced Products, Inc.), a Delaware corporation (the “Company”).

Item 5. Other Events

     The Company has amended the terms of the Offer to Purchase and Consent Solicitation dated September 19, 2001 (the “Offer to Purchase and Consent Solicitation”) governing its tender offer (the “Offer”) for up to $66.5 million aggregate principal amount of its outstanding 10-1/2% Senior Subordinated Notes due 2008 (the “Notes”) and a solicitation of consents to amend the indenture (the “Indenture”) governing the Notes to:

•	Extend the Expiration Date to 5:00 p.m., New York City time, on October 31, 2001;

•	Extend the Consent Date to 5:00 p.m., New York City time, on October 31, 2001; and

•	Amend the proposed amendments to the Indenture pursuant to which the consents are being solicited (the “Proposed Amendments”).

     With respect to the Proposed Amendments, the Offer to Purchase and Consent Solicitation currently provides that the Proposed Amendments would amend the Indenture (i) to eliminate substantially all of the covenants of the Company contained in the Indenture (other than the covenants requiring the payment of the principal of, premium, if any, and interest on the Notes) and to eliminate the default provisions contained in the Indenture that relate to such covenants and (ii) to modify the definition of the term “Subsidiary” contained in the Indenture to exclude entities organized in non-U.S. jurisdictions. Specifically, the Proposed Amendments would amend the Indenture by deleting Sections 4.02 to 4.18, inclusive, Sections 5.01 and 5.02, Sections 6.01(c), (d), (e), (f) and (i) and Sections 11.03 and 11.04 thereof.

     The Proposed Amendments have been amended to delete the reference to Section 4.14 of the Indenture (the provision requiring the Company to make an offer to repurchase Notes at an offer price of 101% of the outstanding principal amount of such Notes upon occurrence of a “Change of Control” (as such term in defined in the Indenture)). Therefore, notwithstanding the receipt by the Company of their Requisite Consents (as defined in the Offer to Purchase and Consent Solicitation) and the execution and delivery of a supplemental indenture the holders of Notes would continue to have the benefit of Section 4.14 of the Indenture.

     Holders representing a majority of the outstanding principal amount of the Notes have agreed to deliver their consents pursuant to the amended offer.

     Holders of Notes that are validly tendered and not withdrawn prior to the Consent Date will receive a price (the “Purchase Price”) of $200 per $1,000 of Notes that are accepted for purchase, plus a consent payment (the “Consent Payment”) of $2.50 per $1,000 of Notes accepted for purchase, for total consideration of $202.50 per $1,000 of Notes accepted for purchase, plus accrued and unpaid interest to the Settlement Date (as defined in the Offer to Purchase and Consent Solicitation). Holders of Notes that were validly tendered and not withdrawn prior to the Consent Date will also receive the Consent Payment on any Notes that were not accepted for payment because the Offer was over-subscribed. Holders of all Notes that provide their Consents without tendering their Notes prior to the Consent Date will receive the Consent Payment.

     On October 11, 2001, the Company issued a press release relating to the amendment of the Offer to Purchase and Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

Not Applicable.

     (b)  Pro Forma Financial Information.

Not Applicable.

     (c)  Exhibits

Exhibit No.	Exhibit

99.1	Press Release of the Company, dated October 11, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMM HOLDINGS, INC.

Date: October 11, 2001	By:	/s/ William W. Teeple William W. Teeple Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of the Company, dated October 11, 2001.